Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-75243, No. 333-118764, and No. 333-185757 on Form S-8 of our report dated June 28, 2017, relating to the financial statements and supplemental schedule of the Microsoft Corporation Savings Plus 401(k) Plan appearing in this Annual Report on Form 11-K of Microsoft Corporation Savings Plus 401(k) Plan for the year ended December 31, 2016.

/S/ DELOITTE & TOUCHE LLP

Seattle, Washington

June 28, 2017